UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 16, 2001

                                SAMES CORPORATION
             (Exact name of Registrant as specified in its charter)

                          _____________________________

           DELAWARE                       001-01416              36-0808480
  (State or other jurisdiction     Commission file number)    (I.R.S. employer
        of incorporation)                                    identification no.)

       9201 WEST BELMONT AVENUE
       FRANKLIN PARK, ILLINOIS                                     60131
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (847) 737-5970


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

     On July 16, 2001, Sames Corporation (the "Company") announced that the assets of Sames, S.A., its French subsidiary, were sold to Exel Industries ("Exel"), a French industrial company.

     On May 21, 2001, Sames, S.A. filed for bankruptcy under French law. On June 29, 2001, the French bankruptcy court approved the sale of the Sames, S.A. assets to Exel. Exel will pay 65 million French francs for the assets, which include all intangible, moveable and real estate assets of Sames, S.A., as well as its existing inventory stock, in-process inventory and other considerations, including any contracts to which Sames, S.A. is a party other than contracts between Sames, S.A. and the Company. At March 31, 2001, the assets of Sames, S.A. represented 62.7% of the total assets of the Company.

     Attached as Exhibit 99.1 to this report is a copy of the press release relating to the sale, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
        ---------------------------------

(c).    EXHIBITS.

        Exhibit 99.1  Press Release dated July 16, 2001.

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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SAMES CORPORATION

                                  By: /s/ Ronald A. Koltz
                                      ------------------------------------------
Date:  July 16, 2001                  Ronald A. Koltz, Vice President-Controller
                                      Corporate Accounting

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                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------

99.1    Press Release dated July 16, 2001.

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